Exhibit 32.1

Certification Pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-Q of American Community Bancshares, Inc. (the “Company”) for the quarter ended September 30, 2005 (the “Report”), as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.

Date: November 10, 2005	By:	/s/ Randy P. Helton
Randy P. Helton
President and Chief Executive Officer